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                                                                    EXHIBIT 23.3

                                   CADWALADER
                                   ----------
                         Cadwalader, Wickersham & Taft

1201 F Street, N.W., Suite 1100                                       New York
Washington, DC  20036                                                 Washington
Tel: 202 862-2200                                                     Charlotte
Fax: 202 862-2400                                                     London


                              September 24, 2001


SLM Funding Corporation
304 South Minnesota Street, Suite B
Carson City, Nevada 89703



     Re:  SLM Funding Corporation Registration Statement No. 333-68660
          ------------------------------------------------------------


Ladies and Gentlemen:

          We hereby consent to the use of our name in the Prospectus relating to the above-referenced Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,



                                        /s/  Cadwalader, Wickersham & Taft